UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

XERIANT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54277	27-1519178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Innovation Centre 1 3998 FAU Boulevard, Suite 309 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 491-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐   Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Xeriant, Inc. (the "Company") has entered into a Joint Venture Agreement (the “Agreement”) with XTI Aircraft Company (“XTI”), a Delaware corporation, to form a new company, called Eco-Aero, LLC (the “JV”), a Delaware limited liability company, with the purpose of completing the preliminary design of XTI’s TriFan 600, a 5-passenger plus pilot, hybrid electric, vertical takeoff and landing (eVTOL) fixed wing aircraft. Under the Agreement, Xeriant is contributing capital, technology, and strategic business relationships, and XTI is contributing intellectual property and know-how. XTI and the Company each own 50 percent of the JV. The JV is managed by a management committee consisting of five members, three appointed by the Company and two by XTI. The Agreement was effective on June 4, 2021, with an initial deposit of $1 million into the JV. Xeriant’ financial commitment is $10 million, contributed over a period of less than one year, as required an aircraft development timeline and budget.

A copy of the Joint Venture Agreement is attached as Exhibit 2.1 with redactions as permitted under Regulation S-K Item 601(b)(10).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
2.1	Joint Venture Agreement dated May 31, 2021, by and between Xeriant, Inc. and XTI Aircraft Company (with redactions).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XERIANT, INC.

Date: June 9, 2021	By:	/s/ KEITH DUFFY
Keith Duffy, Chief Executive Officer

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